Consent of Independent
                          Certified Public Accountants









Casino Resource Corporation
Ocean Springs, Mississippi


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 6, 1999, except for the second paragraph of Note 11(a) and Note 18 which are as of January 3, 2000, relating to the consolidated financial statements of Casino Resource Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



Chicago, Illinois                                 BDO SEIDMAN, LLP
January 12, 2000